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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed and below of Digex Incorporated of our auditors report dated March 28, 2002, with respect to the financial statements of Digex (UK) Limited (not separately presented therein) for the year-ended December 31, 2001, included in this Annual Report (Form 10-K) of Digex Incorporated for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

o (Form S-8 No. 333-84025) pertaining to the registration of 9,000,000 shares of Digex Incorporated Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.

o (Form S-8 No. 333-34506) pertaining to the registration of 650,000 shares of Digex Incorporated Class A Common Stock reserved for the Intermedia Communications Inc. 401(k) Plan

o (Form S-8 No. 333-39098) pertaining to the registration of 6,000,000 shares of Digex Incorporated Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.

o    (Form S-8 No. 333-40240) pertaining to the Digex Incorporated 401(k) Plan




                                    ERNST & YOUNG LLP

London, England
March 28, 2003